Exhibit 99.1

For Immediate Release

Mediacom Broadband LLC and Mediacom LLC Report

Results for Third Quarter 2015

Mediacom Park, NY – November 3, 2015 – MEDIACOM BROADBAND LLC AND MEDIACOM LLC, wholly-owned subsidiaries of Mediacom Communications Corporation, today each reported unaudited financial and operating highlights for the three months ended September 30, 2015.

Mediacom Broadband LLC*

•	Revenues were $245.4 million, reflecting a 3.3% increase from the prior year period

•	Operating income before depreciation and amortization (“OIBDA”) was $91.7 million, reflecting a 3.0% increase from the prior year period

•	Free cash flow of $29.2 million, compared to $18.1 million in the prior year period

•	Net quarterly increase of 1,000 primary service units (“PSUs”), compared to a net decline of 4,000 PSUs in the prior year period

Mediacom LLC*

•	Revenues were $186.2 million, reflecting a 4.7% increase from the prior year period

•	Adjusted OIBDA was $73.5 million, reflecting a 4.5% increase from the prior year period

•	Free cash flow of $23.1 million, compared to $12.9 million in the prior year period

•	Net quarterly increase of 7,000 PSUs, compared to a net decline of 4,000 PSUs in the prior year period

About Mediacom

Mediacom Communications Corporation is the eighth largest cable operator in the U.S. serving about 1.3 million customers in smaller markets primarily in the Midwest and Southeast. Mediacom offers a wide array of information, communications and entertainment services to households and businesses, including video, high-speed data, phone, and home security and automation. Through Mediacom Business, the company provides innovative broadband solutions to commercial and public sector customers of all sizes, and sells advertising and production services under the OnMedia brand. More information about Mediacom is available at www.mediacomcc.com.

Contacts:

Investor Relations	Media Relations

Jack P. Griffin	Thomas J. Larsen
Vice President, Corporate Finance	Senior Vice President, Government and Public Relations
(845) 443-2654	(845) 443-2754

*	See Table 7 for information regarding our use of non-GAAP measures and definitions of OIBDA, Adjusted OIBDA and free cash flow.

TABLE 1*

Mediacom Broadband LLC

Selected Financial and Operating Data

(Dollars in thousands, except per unit data)

(Unaudited)

	Three Months Ended September 30,
	2015	2014	YoY% Change
Video	$112,038	$111,245	0.7%
High-speed data	74,500	66,568	11.9%
Phone	14,923	15,708	(5.0%)
Business services	32,495	29,645	9.6%
Advertising	11,458	14,445	(20.7%)

Total revenues	$245,414	$237,611	3.3%
Service costs	(101,208)	(97,592)	3.7%
SG&A expenses	(47,735)	(46,652)	2.3%
Management fees	(4,750)	(4,300)	10.5%

OIBDA (a)	$91,721	$89,067	3.0%
Cash interest expense (a)	(21,897)	(24,965)	(12.3%)
Capital expenditures (b)	(36,156)	(41,490)	(12.9%)
Dividend to preferred members	(4,500)	(4,500)	—

Free cash flow (a)	$29,168	$18,112	61.0%

OIBDA margin (c)	37.4%	37.5%

	September 30, 2015	September 30, 2014
Video customers	482,000	504,000
High-speed data (“HSD”) customers	593,000	554,000
Phone customers	233,000	213,000

Primary service units (“PSUs”)	1,308,000	1,271,000

Video customer declines	(12,000)	(11,000)
HSD customer increases	8,000	6,000
Phone customer increases	5,000	1,000

Quarterly PSU increases (declines)	1,000	(4,000)

Customer relationships (d)	723,000	705,000

Average total monthly revenue per:
PSU (e)	$62.57	$62.22
Customer relationship (f)	$113.15	$112.11

	September 30, 2015	September 30, 2014
Bank credit facility	$1,361,500	$1,337,125
5 1/2% senior notes due 2021	200,000	200,000
6 3/8% senior notes due 2023	300,000	300,000

Total debt	$1,861,500	$1,837,125

Total leverage ratio (g)	5.07x	5.16x
Interest coverage ratio (h)	4.19x	3.57x

*	See Tables 3 and 5.

TABLE 2*

Mediacom LLC

Selected Financial and Operating Data

(Dollars in thousands, except per unit data)

(Unaudited)

	Three Months Ended September 30,
	2015	2014	YoY% Change
Video	$87,390	$86,374	1.2%
High-speed data	60,995	54,777	11.4%
Phone	13,226	14,037	(5.8%)
Business services	20,752	18,610	11.5%
Advertising	3,816	4,060	(6.0%)

Total revenues	$186,179	$177,858	4.7%
Service costs	(82,625)	(79,481)	4.0%
SG&A expenses	(31,284)	(29,824)	4.9%
Management fees	(3,250)	(2,700)	20.4%

OIBDA (a)	$69,020	$65,853	4.8%
Investment income from affiliate	4,500	4,500	—

Adjusted OIBDA (a)	$73,520	$70,353	4.5%
Cash interest expense (a)	(14,872)	(20,125)	(26.1%)
Capital expenditures (b)	(35,570)	(37,286)	(4.6%)

Free cash flow (a)	$23,078	$12,942	78.3%

Adjusted OIBDA margin (i)	39.5%	39.6%

	September 30, 2015	September 30, 2014
Video customers	380,000	396,000
High-speed data (“HSD”) customers	474,000	443,000
Phone customers	191,000	179,000

Primary service units (“PSUs”)	1,045,000	1,018,000

Video customer declines	(5,000)	(8,000)
HSD customer increases	8,000	4,000
Phone customer increases	4,000	—

Quarterly PSU increases (declines)	7,000	(4,000)

Customer relationships (d)	583,000	569,000

Average total monthly revenue per:
PSU (e)	$59.59	$58.12
Customer relationship (f)	$106.63	$104.01

	September 30, 2015	September 30, 2014
Bank credit facility	$948,500	$1,182,875
7 1/4% senior notes due 2022	250,000	250,000

Total debt	$1,198,500	$1,432,875

Total leverage ratio (g)	4.08x	5.09x
Interest coverage ratio (h)	4.94x	3.50x

*	See Tables 4 and 6.

TABLE 3

Mediacom Broadband LLC

Reconciliation of Non-GAAP Measures

(Dollars in thousands)

(Unaudited)

	Three Months Ended September 30,
	2015	2014
Free cash flow	$29,168	$18,112
Capital expenditures	36,156	41,490
Dividend to preferred members	4,500	4,500
Other expense, net	(361)	(445)
Changes in assets and liabilities, net	5,279	(840)

Net cash flows provided by operating activities	$74,742	$62,817

OIBDA	$91,721	$89,067
Depreciation and amortization	(36,000)	(38,738)

Operating income	$55,721	$50,329

Cash interest expense	$21,897	$24,965
Amortization of deferred financing costs	1,742	1,625

Interest expense, net	$23,639	$26,590

TABLE 4

Mediacom LLC

Reconciliation of Non-GAAP Measures

(Dollars in thousands)

(Unaudited)

	Three Months Ended September 30,
	2015	2014
Free cash flow	$23,078	$12,942
Capital expenditures	35,570	37,286
Other expense, net	(251)	(796)
Loss on early extinguishment of debt (j)	—	(15,999)
Changes in assets and liabilities, net	(4,758)	2,111

Net cash flows provided by operating activities	$53,639	$35,544

Adjusted OIBDA	$73,520	$70,353
Investment income from affiliate	(4,500)	(4,500)

OIBDA	$69,020	$65,853
Depreciation and amortization	(30,445)	(29,557)

Operating income	$38,575	$36,296

Cash interest expense	$14,872	$20,125
Amortization of deferred financing costs	727	927

Interest expense, net	$15,599	$21,052

TABLE 5

Mediacom Broadband LLC

Capital Expenditures

(Dollars in thousands)

(Unaudited)

	Three Months Ended September 30,
	2015	2014
Customer premise equipment	$17,038	$15,250
Enterprise networks	2,553	2,842
Scalable infrastructure	5,984	14,299
Line extensions	1,642	1,464
Upgrade / rebuild	5,793	4,059
Support capital	3,146	3,576

Total capital expenditures	$36,156	$41,490

TABLE 6

Mediacom LLC

Capital Expenditures

(Dollars in thousands)

(Unaudited)

	Three Months Ended September 30,
	2015	2014
Customer premise equipment	$16,318	$14,987
Enterprise networks	1,903	2,049
Scalable infrastructure	3,860	11,564
Line extensions	2,421	1,809
Upgrade / rebuild	7,788	4,516
Support capital	3,280	2,361

Total capital expenditures	$35,570	$37,286

TABLE 7

Use of Non-GAAP Financial Measures

“OIBDA,” “Adjusted OIBDA,” “cash interest expense” and “free cash flow” are not financial measures calculated in accordance with generally accepted accounting principles (“GAAP”) in the United States. We define OIBDA as operating income before depreciation and amortization and, for Mediacom LLC, Adjusted OIBDA as OIBDA plus investment income from its preferred membership interest in Mediacom Broadband LLC, its affiliate. We define cash interest expense as interest expense, net, less amortization of deferred financing costs. For Mediacom Broadband LLC, we define free cash flow as OIBDA less capital expenditures, cash interest expense and dividends on Mediacom LLC’s preferred membership interest. For Mediacom LLC, we define free cash flow as Adjusted OIBDA less capital expenditures and cash interest expense. OIBDA, Adjusted OIBDA, cash interest expense and free cash flow have inherent limitations as discussed below.

OIBDA and Adjusted OIBDA are some of the primary measures used by management to evaluate our performance and to forecast future results. We believe OIBDA and Adjusted OIBDA are useful for investors because they enable them to assess our performance in a manner similar to the methods used by management, and provide measures that can be used to analyze our value and evaluate our performance compared to other companies in the cable industry. A limitation of OIBDA and Adjusted OIBDA, however, is that they exclude depreciation and amortization, which represents the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in our business. Management utilizes a separate process to budget, measure and evaluate capital expenditures. OIBDA and Adjusted OIBDA may not be comparable to similarly titled measures used by other companies, which may have different depreciation and amortization policies, and are key components in our covenant calculations.

Free cash flow is used by management to evaluate our ability to repay debt and facilitate the growth of our business with internally generated funds. A limitation of free cash flow, however, is that it may be affected by the timing of our capital spending. We believe free cash flow is useful for investors as it provides an additional measure that can be used to analyze our value and evaluate our performance compared to other companies in the cable industry. Free cash flow may not be comparable to similarly titled measures reported by other companies.

OIBDA, Adjusted OIBDA and free cash flow should not be regarded as alternatives to operating income or net income as indicators of operating performance, or to the statement of cash flows as measures of liquidity, nor should they be considered in isolation or as substitutes for financial measures prepared in accordance with GAAP. We believe that operating income is the most directly comparable GAAP financial measure to OIBDA and Adjusted OIBDA, and that net cash flows provided by operating activities is the most directly comparable GAAP financial measure to free cash flow.

Cash interest expense excludes the amortization of financing costs which were paid upon the financing of the relevant debt. We believe cash interest expense is useful for investors because it enables them to assess our cost of debt for the current period without including the amortization of financing costs that were previously paid. We believe interest expense, net, is the most directly comparable GAAP financial measure to cash interest expense.

For reconciliations of OIBDA, Adjusted OIBDA, cash interest expense and free cash flow to their most directly comparable GAAP financial measures, see Tables 3 and 4.

Cautionary Statement Regarding Forward-Looking Statements

This press release may contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our beliefs with respect to future events and our future financial performance. These forward-looking statements are not guarantees of future performance or results, and are subject to risks and uncertainties that could cause actual results to differ materially from historical results or those we anticipate as a result of various factors, many of which are beyond our control. Significant factors that may cause such differences to occur include, but are not limited to: increased levels of competition; greater than anticipated programming and other service costs; our ability to generate sufficient cash flow to meet our debt service obligations; and other risks and uncertainties discussed in the most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q for each of Mediacom Broadband LLC and Mediacom LLC. We disclaim any obligation to update any forward-looking statements contained herein, except as required by applicable federal securities laws.

NOTES:

(a)	See Table 7 for information about our use of Non-GAAP financial measures.
(b)

Capital expenditures exclude changes in accrued property, plant and equipment, which represented cash uses of $1.7 million and $1.0 million at Mediacom Broadband LLC and Mediacom LLC, respectively, during the three months ended September 30, 2015, and cash uses of $2.2 million and $1.7 million at Mediacom Broadband LLC and Mediacom LLC, respectively, during the three months ended September 30, 2014.

(c)	Represents OIBDA as a percentage of total revenues.
(d)	Represents the total number of customers that receive at least one service, without regard to which service(s) customers purchase.
(e)	Represents average total monthly revenues for the quarter divided by average PSUs for such quarter.
(f)	Represents average total monthly revenues for the quarter divided by average customer relationships for such quarter.
(g)

For Mediacom Broadband LLC, represents total debt at quarter end divided by annualized OIBDA for the quarter. For Mediacom LLC, represents total debt at quarter end divided by annualized Adjusted OIBDA for the quarter.

(h)	For Mediacom Broadband LLC, represents OIBDA divided by cash interest expense for the quarter. For Mediacom LLC, represents Adjusted OIBDA divided by cash interest expense for the quarter.
(i)	Represents Adjusted OIBDA as a percentage of total revenues.
(j)	Reflects the cash portion of loss on early extinguishment of debt, and excludes a $7.0 million write-off of deferred financing costs.